UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2014

Foot Locker, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	1-10299	13-3513936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 720-3700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2014, Foot Locker, Inc. (the “Company”) issued a press release concerning succession for the position of its Chief Executive Officer and announced the events described below. A copy of the press release is furnished as Exhibit 99.1, which, in its entirety, is incorporated herein by reference.

1. (a) Ken C. Hicks, Chairman of the Board, President and Chief Executive Officer of the Company, will resign from his position as President and Chief Executive Officer, effective December 1, 2014. Mr. Hicks will remain an employee, a director and the executive Chairman of the Board until his planned retirement at the Company’s Annual Meeting of Shareholders on May 20, 2015. Mr. Hicks will resign as Chairman of the Board and as a director of the Company upon his retirement on May 20, 2015.

(b) On November 6, 2014, the Company entered into an amendment (the “Amendment”), effective December 1, 2014, to Mr. Hicks’ employment agreement (the “Amended Employment Agreement”) to provide that Mr. Hicks will serve as Chairman of the Board through the end of the employment term on May 20, 2015. The Amended Employment Agreement provides that, beginning December 1, 2014, Mr. Hicks’ annual base salary will be reduced to $950,000. He will participate, on a pro rata basis, in the Annual Incentive Compensation Plan (the “Annual Bonus Plan”) for the 2015 fiscal year and the Long-Term Incentive Compensation Plan (the “Long-Term Bonus Plan”) for the 2014-15 performance period. Mr. Hicks will not be eligible to participate in the Long-Term Bonus Plan for the performance period that begins with the Company’s 2015 fiscal year. Except as amended, the other provisions of Mr. Hicks’ employment agreement remain unchanged. A copy of the Amendment is attached hereto as Exhibit 10.1, and the description of the Amendment herein is qualified in its entirety by reference to the Amendment.

2. (a) On November 3, 3014, the Board of Directors of the Company (the “Board”) elected Richard A. Johnson as President and Chief Executive Officer of the Company, effective December 1, 2014. Mr. Johnson, age 56, has been Executive Vice President and Chief Operating Officer of the Company since May 2012. Prior to this, he held the following positions with the Company: Executive Vice President and Group President from July 2011 to May 2012; President and Chief Executive Officer of Foot Locker U.S., Lady Foot Locker, Kids Foot Locker and Footaction from January 2010 to July 2011; President and Chief Executive Officer of Foot Locker Europe from August 2007 to January 2010; and President and Chief Executive Officer of Footlocker.com/Eastbay from April 2003 to August 2007. Mr. Johnson was a director of Maidenform Brands, Inc. from January 2013 to October 2013. There are no family relationships between Mr. Johnson and any director or executive officer of the Company. Mr. Johnson has not had any transaction with the Company that would be required to be disclosed under Item 404(a) of Regulation S-K.

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(b) On November 6, 2014, the Company entered into a new employment agreement with Richard A. Johnson, as President and Chief Executive Officer of the Company, effective December 1, 2014. A copy of the employment agreement is attached hereto as Exhibit 10.2, and the description of the employment agreement herein is qualified in its entirety by reference to the agreement.

(c) Mr. Johnson’s employment agreement is for a term commencing December 1, 2014 through January 31, 2018. The term will automatically be extended for additional one-year terms unless either party provides notice of non-renewal by January 31, 2017 for the initial term and by January 31 of any year thereafter with regard to renewal terms. As President and Chief Executive Officer, Mr. Johnson will receive a base salary of not less than $1 million annually. During the employment term, Mr. Johnson will be entitled to participate in all bonus, incentive and equity plans maintained by the Company for senior executives. Mr. Johnson’s annual bonus at target under the Annual Bonus Plan will be 125 percent of his then-current base salary, and his target bonus under the Long-Term Bonus Plan will be 175 percent of his base salary at the start of the performance period, prorated with regard to the 2014 fiscal year.

(d) Mr. Johnson will be granted, effective December 1, 2014, shares of restricted stock having a value of $1 million and a nonstatutory stock option having a value of $1 million, as determined by the Compensation and Management Resources Committee of the Board.

(e) Mr. Johnson’s employment agreement provides that if the Company terminates his employment for death, disability or Cause (as defined in his employment agreement), the Company would have no further liability or obligation to Mr. Johnson except to pay his base salary through the termination date, and he would receive the benefits, if any, and have the same rights afforded by the Company under its then-existing policies to employees who are terminated for death, disability or Cause or under the specific terms of any benefit plan. If Mr. Johnson’s employment is terminated by the Company for any other reason or if he resigns for Good Reason (as defined in his employment agreement), then he would be entitled to (i) a severance payment of two years’ base salary, one-half of which would be paid in a lump sum six months following his termination date, with the balance paid in monthly installments beginning one year after his termination date and continuing until the earliest of the twenty-fourth month following his termination date, his death, or breach of the non-competition provisions; (ii) the Company would pay the bonus under the Annual Bonus Plan that Mr. Johnson otherwise would have earned for the fiscal year in which the termination occurs, prorated to the termination date, subject to the achievement of the applicable performance goals, and (iii) the Company would pay Mr. Johnson the long-term bonus that he otherwise would have earned for any non-completed long-term performance periods, prorated to the termination date, subject to the achievement of the applicable performance goals, and any unvested long-term bonus earned by Mr. Johnson prior to the termination date. If the Company terminates Mr. Johnson’s employment without Cause or if he terminates his employment for Good Reason during the two-year period following a Change in Control

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(as defined in his employment agreement), then the Company would pay Mr. Johnson an amount equal to two times the sum of his base salary and annual bonus at target in a lump sum.

(f) Mr. Johnson’s employment agreement provides that he may not compete with the Company or solicit the Company’s employees for two years following the termination of his employment agreement.

3. On November 3, 3014, the Board elected Mr. Johnson a director of the Company, effective December 1, 2014, to serve until the 2015 Annual Meeting of Shareholders. The Board also appointed Mr. Johnson as a member of the Executive Committee, effective December 1, 2014.

As employees and executive officers of the Company, neither Mr. Hicks nor Mr. Johnson will receive any additional compensation for service on the Board or Board committees.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

10.1	Amendment, dated November 6, 2014, to Employment Agreement, dated June 25, 2009, by and between Ken C. Hicks and the Company.

10.2	Employment Agreement, dated November 6, 2014, by and between Richard A. Johnson and the Company.

99.1	Press Release of Foot Locker, Inc., dated November 4, 2014.
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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: November 7, 2014	By:	/s/ Sheilagh M. Clarke
Senior Vice President, General Counsel and Secretary